Exhibit 99.2

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2009	December 31, 2008
ASSETS

Current Assets
Cash and cash equivalents	$—	$0.1
Accounts receivable	6.7	12.3
Other	0.2	1.0

Total current assets	6.9	13.4

Property, Plant and Equipment, Net	245.5	245.5
Regulatory and Other Assets	5.6	5.9

Total Assets	$258.0	$264.8

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$2.4	3.9
Other	4.1	6.6

Total current liabilities	6.5	10.5

Commitments and Contingencies

Members’ Equity	251.5	254.3

Total Liabilities and Members’ Equity	$258.0	$264.8

See accompanying notes to combined financial statements.

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2009	2008
Operating Revenues
Transportation, compression and other fees	$15.0	$14.2
Natural gas sales	1.0	2.2

Total operating revenues	16.0	16.4

Operating Expenses
Natural gas and liquids	3.3	2.9
Transportation and compression	1.5	1.5
General and administrative	1.0	0.8
Depreciation and amortization	1.1	0.9

Total operating expenses	6.9	6.1

Operating Income	9.1	10.3

Other Income and Expenses	—	0.4
Interest Expense	—	2.7

Net Income	$9.1	$8.0

See accompanying notes to combined financial statements.

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9.1	$8.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1.1	0.9
Change in operating assets and liabilities:
Accounts receivable and other assets	6.6	0.8
Accounts payable and accrued liabilities	(4.1)	(5.5)
Other	(0.1)	(0.7)

Net cash provided by operating activities	12.6	3.5

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1.0)	(2.5)

Net cash used in investing activities	(1.0)	(2.5)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from members	9.6	5.9
Distributions to members	(21.3)	(6.9)

Net cash used in financing activities	(11.7)	(1.0)

Net change in cash and cash equivalents	(0.1)	—
Cash and cash equivalents at beginning of period	0.1	—

Cash and cash equivalents at end of period	$—	$—

See accompanying notes to combined financial statements.

ATLAS ARKANSAS PIPELINE, LLC AND MID-CONTINENT ARKANSAS PIPELINE, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

Atlas Arkansas Pipeline, LLC (“AAP”) is a single member Oklahoma limited liability company that is wholly owned by Atlas Pipeline Mid-Continent, LLC (“APLMC”), an Oklahoma natural gas pipeline company organized under the laws of the State of Delaware that conducts related operations, through its subsidiaries, in natural gas gathering, natural gas transmission, natural gas processing, and natural gas marketing. Mid-Continent Arkansas Pipeline, LLC (“MAP”) is a single member Oklahoma limited liability company that is wholly owned by APLMC. AAP is a seventy-five percent owner in NOARK Pipeline System, limited partnership (“NOARK”) through its seventy-four percent general partner and one percent limited partner interests. MAP is a twenty-five percent general partner interest owner in NOARK. NOARK is an Arkansas limited partnership that is owned jointly by AAP and MAP. NOARK wholly owns Ozark Gas Gathering, LLC and Ozark Gas Transmission, LLC.

Ozark Gas Transmission, LLC (“OGT”) is a single member Oklahoma limited liability company that is wholly owned by NOARK. The OGT system consists of a 565-mile Federal Energy Regulatory Commission (“FERC”) regulated natural gas interstate pipeline which transports natural gas from receipt points in eastern Oklahoma and Arkansas, including major intrastate pipelines, where the Arkoma Basin and the Fayetteville and Woodford Shales are located, to local distribution companies and industrial markets in Arkansas and Missouri and to interstate pipelines in northeastern and central Arkansas. OGT delivers natural gas primarily via six interconnects with Mississippi River Transmission Corp., Natural Gas Pipeline Company of America and Texas Eastern Transmission Corp., and receives natural gas from interconnects with intrastate pipelines, including Enogex, BP’s Vastar gathering system, Arkansas Oklahoma Gas Corporation, Arkansas Western Gas Company, ONEOK Gas Transmission, Ozark Gas Gathering, and other producer owned gas gathering systems.

Ozark Gas Gathering, LLC (“OGG”) is a single member Oklahoma limited liability company that is wholly owned by NOARK. OGG owns 370 miles of intrastate natural gas gathering pipelines located in eastern Oklahoma and western Arkansas, providing access to the well-established Arkoma Basin and the Fayetteville and Woodford Shales. This system connects to approximately 282 receipt points and compresses and transports gas to interconnections with OGT and CenterPoint Energy.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination/Consolidation

The combined financial statements include the accounts of Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC (together, “the Companies”).

The combined financial statements also include the consolidated financial statements of NOARK, an entity in which Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC own a combined one hundred percent interest. NOARK consolidates one hundred percent of OGT and OGG. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that exist at the date of the combined financial statements, as well as the reported amounts of revenue and expense during the reporting period. The combined financial statements are based on a number of significant estimates, including depreciation and amortization, asset impairment, the allocation of purchase price to the fair value of assets acquired, and other items. Actual results could differ from those estimates.

Recently Issued Accounting Standards

In April 2008, the FASB issued Staff Position No. 142-3, “Determination of Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”), and other U.S. Generally Accepted Accounting Principles. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful life of a recognized intangible asset should be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements should be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The Companies applied the requirements of FSP FAS 142-3 upon its adoption on January 1, 2009. The adoption of FSP FAS 142-3 did not have a material impact on the Companies’ financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Combined Financial Statements—an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the combined entity that should be reported as equity in the combined financial statements. SFAS No. 160 also requires combined net income to be reported and disclosed on the face of the combined statement of operations, at amounts that include the amounts attributable to both the parent and the noncontrolling interest. Additionally, SFAS No. 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is decombined. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Companies applied the requirements of SFAS No. 160 upon its adoption on January 1, 2009 and it did not have a material impact on the Companies’ financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141”), however it retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of that date, with specified limited exceptions. Changes subsequent to that date are to be recognized in earnings, not goodwill. Additionally, SFAS No. 141(R) requires costs incurred in connection with an acquisition be expensed as incurred. Restructuring costs, if any, are to be recognized separately from the acquisition. The acquirer in a business combination achieved in stages must also recognize the identifiable assets and liabilities, as well as the noncontrolling interests in the acquiree, at the full amounts of their fair values. SFAS No. 141(R) is effective for business combinations occurring in fiscal years beginning on or after December 15, 2008. The Companies applied the requirements of SFAS No. 141(R) upon its adoption on January 1, 2009 and it did not have a material impact on the Companies’ financial position and results of operations.

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NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Companies’ management believes all of its operations are in substantial compliance with present federal, state, and local environmental standards. The Companies continue to evaluate their environmental management systems to ensure compliance with existing and proposed environmental legislation and regulations. In the normal course of business, lawsuits and claims arise against the Companies. Management, after consultation with legal counsel, does not anticipate that liabilities arising from currently pending or threatened lawsuits and claims would result in losses, which would materially affect the financial position of the Companies or the results of the Companies’ operations.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Companies do not directly employ any persons to manage or operate their business. These functions are provided by employees of the Atlas Pipeline Partners GP, LLC (the “General Partner”) and Atlas America, Inc. (“Atlas America”). Atlas Pipeline Partners, L.P. (the “Partnership”) reimburses the General Partner and its affiliates for compensation and benefits related to their employees who perform services for the Partnership based upon an estimate of the time spent by such persons on activities for the Partnership. Other indirect costs, such as rent for offices, are allocated to the Partnership by Atlas America based on the number of its employees who devote their time to activities on the Partnership’s behalf.

NOTE 5 – SUBSEQUENT EVENT

On April 7, 2009, APLMC entered into an agreement with Spectra Energy Partners OLP, LP (NYSE: SEP) (“Spectra”) related to the sale of its interest in AAP and MAP and the gas gathering and interstate pipeline systems, including Ozark Gas Transmission, LLC and Ozark Gas Gathering, LLC, for $300,000,000 in a cash transaction. The purchase price will be subject to an adjustment based on the working capital of AAP and MAP during the periods between the signing date and closing date. The transaction closed on May 4, 2009.

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